UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2012

American Petroleum Tankers Parent LLC

(Exact name of registrant as specified in charter)

Delaware	333-171331	90-0587372
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 W. Germantown Pike, Suite 400,

Plymouth Meeting, PA 19462

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (610) 940-1677

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 29, 2012, APT Sunshine State LLC (“APTSS”), an indirect subsidiary of American Petroleum Tankers Parent LLC (the “Company”), fixed a time charter (the “Charter”) with Chevron U.S.A. Inc. (“Chevron”), for the charter of the Sunshine State. The Charter will commence immediately following the expiration of Sunshine State’s current charter with Chevron and is for a term of two years. Under the Charter, the Sunshine State will trade in the US Coastwise plus the Caribbean, Panama and South America range, subject to the limits of the current American Institute Warranties.

The foregoing description of the Charter does not purport to be complete and is qualified in its entirety by reference to the full text of the Charter, which the Company intends to file as an exhibit to the Company’s next periodic report after execution of the Charter. The Company may submit a confidential treatment request to the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, requesting that the Company be permitted to redact certain portions of the Charter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Petroleum Tankers Parent LLC

Date: July 5, 2012	/s/ Robert K. Kurz
Robert K. Kurz
Chief Executive Officer